Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-125390) of Post Properties, Inc. of our report dated March 15, 2006 except with respect to our opinion on the financial statements insofar as it relates to the restated presentation of the financial statements discussed in Note 4 as to which date is April 6, 2007 relating to the financial statements of Post Properties, Inc. 2005 Non-Qualified Employee Stock Purchase Plan, which appears in this Form 11-K.
PricewaterhouseCoopers LLP
Atlanta, Georgia
April 6, 2007

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